SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 27, 2003

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Item 5. Other Events.

     On March 3, 2003, United Therapeutics Corporation (the “Company”) issued a press release announcing the appointment of R. Paul Gray to the Company’s Board of Directors and as Chairman of the Audit Committee, and also announcing the resignation of Michael P. Joseph from the Company’s Board of Directors. A copy of the press release is attached hereto and incorporated herein by this reference.

Item 7. Exhibits

     (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated March 3, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: March 3, 2003	By:	/s/ Paul Mahon Name: Paul A. Mahon Title: SVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 3, 2003